EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Peoples Federal Bancshares, Inc.
Brighton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171383) of Peoples Federal Bancshares, Inc. of our report dated December 14, 2010, on the consolidated financial statements of Peoples Federal Bancshares, Inc., which appears in this annual report on Form 10-K for the fiscal year ended September 30, 2010.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
December 27, 2010